Exhibit 99.2

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. — Investor Relations
212-564-4700

Trilogy Capital Partners
Darren Minton, Executive Vice President
800-592-6067

Halliburton Investor Relations
Geralyn DeBusk or Hala Elsherbini, 972-458-8000
Beacon Solutions Hires Mark Gervasoni as Chief Marketing & Sales Officer
— Industry Veteran and Former CommScope Sales Director Joins Leadership to Drive Global Enterprise
Sales, Marketing and Strategic Partnerships —
Louisville, KY, June 2, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, announces the hiring of Mark Gervasoni as Chief Marketing & Sales Officer.
Mr. Gervasoni, age 51, brings 15 of years of experience in infrastructure sales, training, and management in both the Fortune 1000 and government markets. As a CommScope Sales Director he managed the accounts of such diverse clients as Capital One, The U.S. House of Representatives, Carilion Health System, University of Virginia and DLA Piper Rudnick. Most recently he served as President of New Media Development Corporation, a media and marketing firm specializing in the creation and implementation of leading edge sales and marketing programs and collateral for technology firms such as Multilink, SMP (now OCC), and Gridlogix (now Johnson Controls).
“We are proud to announce the addition of Mark Gervasoni to the Beacon team as Chief Marketing & Sales Officer,” said Bruce Widener, CEO of Beacon Solutions. “Not only does he have a wealth of high level solutions-based sales and management experience, he also brings a sophisticated background in marketing for services and product firms, specializing in both old and new media. His combination of talents, industry knowledge, and leadership will reinforce our strengths and will help drive Beacon to the next level as the leader in infrastructure solutions.”
“Building credibility, understanding complex business issues at the executive level and establishing a network of global alliances are all critical in executing Beacon’s global strategy” said Mr. Gervasoni. “Working closely with our partners in both distribution and manufacturing will leverage our current sales and marketing assets and enable us to better introduce Beacon’s core value proposition to a highly targeted Fortune 1000 audience. Additionally, my existing relationships with firms such as SAIC, VT Milcom and Smart Buildings will enable Beacon to penetrate new opportunities targeted specifically at IT Infrastructure solutions.”
Mr. Gervasoni holds a degree in English from James Madison University. He has also written and taught classes in Fiber Optics for clients such as Nextel and Cavalier Communications.
About Beacon Enterprise Solutions Group, Inc.
Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. Beacon is headquartered in Louisville, Ky., with regional headquarters in Dublin, Ireland and Zurich, Switzerland and personnel located throughout the United States and Europe.
For comprehensive investor relations material, including fact sheets, research reports, interviews and video, please follow the appropriate link: Investor Resource Portal, Investor Fact Sheet and CEO Overview Video.
For additional information, please visit Beacon’s corporate website: www.askbeacon.com
This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.
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